UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the registrant ☒   Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

SERVICE BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Service Bancorp, Inc.

81 Main Street

Medway, Massachusetts 02053

1-888-5-STRATA

September 18, 2007

We cordially invite you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Service Bancorp, Inc. (the “Company”). The Annual Meeting will be held at The Hampton Inn, 735 Union Street, Franklin, Massachusetts on Tuesday, October 23, 2007, at 3:00 p.m., Eastern Standard Time.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the Annual Meeting, we will also report on the operations of the Company. Directors and Officers of the Company, as well as representatives of our independent registered public accounting firm, will be present to respond to any questions that stockholders may have. Also enclosed for your review is our Annual Report on Form 10-KSB, which contains detailed information concerning the activities and operating performance of the Company.

The Annual Meeting has been called to consider the following proposals:

1.	To elect five Directors of the Company, four to serve for a three-year term and until his or her successor is duly elected and qualified and one to serve for a one-year term and until his successor is duly elected and qualified.

2.	To ratify Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2008.

3.	To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

The Board of Directors of the Company unanimously recommends that stockholders vote “FOR” approval and adoption of proposals One and Two. In addition, it is expected that the Company’s majority stockholder, Service Bancorp, MHC, will vote “FOR” these proposals.

On behalf of the management and Directors of the Company, I am pleased to be able to send you the enclosed Proxy Statement, which includes information about the Company and details about the proposals. I urge you to read these materials carefully.

Sincerely,

Pamela J. Montpelier
President and Chief Executive Officer

REGARDLESS OF THE NUMBER OF SHARES YOU MAY OWN, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. ACCORDINGLY, PLEASE PROMPTLY SIGN AND RETURN YOUR PROXY CARD IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON WHETHER OR NOT YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

Service Bancorp, Inc.

81 Main Street

Medway, Massachusetts 02053

1-888-5-STRATA

NOTICE OF

2007 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On October 23, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Service Bancorp, Inc. (the “Company”) will be held at The Hampton Inn, 735 Union Street, Franklin, Massachusetts on Tuesday, October 23, 2007, at 3:00 p.m., Eastern Standard Time, for the following purposes:

1.	To elect five Directors of the Company, four to serve for a three-year term and until his or her successor is duly elected and qualified and one to serve for a one-year term and until his successor is duly elected and qualified.

2.	To ratify Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2008.

3.	To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

The Board of Directors of the Company has fixed the close of business on September 7, 2007 as the record date (the “Record Date”) for determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. In the event that there are not sufficient votes to approve the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit further solicitation of proxies by the Company.

The above matters are described in detail in the accompanying Proxy Statement.

By Order of the Board of Directors,

Pamela J. Montpelier
President and Chief Executive Officer

Medway, Massachusetts

September 18, 2007

Whether or not you plan to attend the Annual Meeting in person, please complete and sign the enclosed proxy and return it promptly in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the Annual Meeting and desire to withdraw your proxy and vote in person, you may do so.

If your shares are in a brokerage or fiduciary account, your broker or bank will send you a voting instruction form instead of a proxy card. Please follow the instructions on that form to tell them how to vote your shares. We encourage you to use the telephone voting option provided with these forms. Please do not send the voting information form to us. If you wish to attend the meeting and vote these shares in person, you must follow the instructions on the voting instruction form to obtain a legal proxy from your broker or bank.

PROXY STATEMENT

Service Bancorp, Inc.

81 Main Street

Medway, Massachusetts 02053

1-888-5-STRATA

2007 ANNUAL MEETING OF STOCKHOLDERS

October 23, 2007

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Service Bancorp, Inc. (the “Company”) to be used at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”), which will be held at The Hampton Inn, 735 Union Street, Franklin, Massachusetts on Tuesday, October 23, 2007, at 3:00 p.m., Eastern Standard Time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about September 24, 2007.

VOTING, REVOCATION AND SOLICITATION OF PROXIES

The Company

The Company is a bank holding company principally conducting business through Strata Bank, a Massachusetts chartered savings bank (the “Bank”). 55.0% of the voting stock of the Company is owned by Service Bancorp, MHC, a Massachusetts—chartered mutual holding company (the “Mutual Holding Company”). The Mutual Holding Company was formed in August 1997 as part of the Bank’s conversion from mutual to stock form. All of the Trustees and Officers of the Mutual Holding Company are also Directors and Officers, respectively, of the Company.

In addition, the Mutual Holding Company’s shares of the Company’s voting stock are voted according to the direction of the Mutual Holding Company’s Board of Trustees, and it is expected that the Mutual Holding Company will vote “FOR” the proposals set forth below.

Annual Meeting

The Annual Meeting has been called for the following purposes:

1.	To elect five Directors of the Company, four to serve for a three-year term and until his or her successor is duly elected and qualified and one to serve for a one-year term and until his successor is duly elected and qualified.

2.	To ratify Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2008.

3.	To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

The persons named as proxies by stockholders may propose and vote for one or more adjournments or postponements of the Annual Meeting to permit further solicitation of proxies in favor of the proposals to be considered at the Annual Meeting.

Mailing and Record Date

The Company began mailing this Proxy Statement and enclosed proxy card on or about September 24, 2007 to all stockholders entitled to vote at the Annual Meeting. The Board of Directors of the Company fixed the close of business on September 7, 2007 as the “Record Date.” Only the holders of record of the Company’s common stock, par value $0.01 per share (the “Common Stock”), as of the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, the Company had 1,650,193 shares of Common Stock issued and outstanding. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

Proxies, Voting and Revocation

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted “FOR” the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.

Proxies may be revoked by sending written notice of revocation to the Secretary of Service Bancorp, Inc., 122 Grove Street, Franklin, MA 02038. Any stockholder who previously returned a proxy may also revoke such proxy by filing a duly executed proxy bearing a later date, or by appearing at the Annual Meeting in person, notifying the Secretary, and voting by ballot at the Annual Meeting. Any stockholder of record attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the mere presence of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy (without notifying the Secretary of an intent to do so).

A quorum being present, a plurality of the shares of Common Stock voting in person or represented by proxy at the Annual Meeting is necessary to elect each of the nominees for Director. In addition, a quorum being present, the affirmative vote of a majority of the votes cast is required for approval of the proposal to ratify Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2008. If the stockholders do not ratify the Audit Committee’s selection of Wolf & Company, P.C., the Audit Committee will consider a change in auditors for the next year. Each share of Common Stock entitles the holder to one vote.

In accordance with applicable state law, abstentions, votes withheld for Director nominees and broker non-votes (shares represented at the meeting which are held by a broker or other nominee and as to which (i) instructions have not been received from the beneficial owner or the person entitled to vote and (ii) the broker or nominee does not exercise voting power) shall be treated as shares that are present and entitled to vote for the purpose of determining whether a quorum is present. Abstentions and broker non-votes will not be counted as voting at the Annual Meeting and, therefore, will have no effect on the outcome of Proposals One and Two.

Solicitation and Other Expenses

The Company will bear the cost of soliciting proxies from its stockholders, including mailing costs and printing costs in connection with this Proxy Statement. In addition to the use of the mails, proxies may be solicited by the Directors, Officers and certain employees of the Company, and by personal interview or telephone. These Directors, Officers, and employees will not receive additional compensation for the solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection therewith. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of shares of the Company’s Common Stock. The Company may reimburse these custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that if a household participates in the householding program, it will receive an envelope containing one set of proxy materials and a separate proxy card for each stockholder account in the household. Please vote all proxy cards enclosed in such a package.

The Company will promptly deliver a separate copy of the proxy statement or proxy card to you if you contact it at the following address or telephone number: Dana S. Philbrook, Chief Financial Officer, Service Bancorp, Inc., 122 Grove Street, Franklin, MA 02038 1-888-5-STRATA. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the address or telephone number above.

OWNERSHIP BY MANAGEMENT AND OTHER STOCKHOLDERS

The following table sets forth certain information with respect to the number of shares of the Company’s Common Stock beneficially owned as of September 7, 2007 by (i) beneficial owners of more than 5% of the Common Stock, (ii) each person who is a Director on September 7, 2007 and each nominee for election as a Director, and (iii) the current Directors and Executive Officers of the Company as a group. Unless otherwise noted, this information has been provided by the persons named in the table.

Name and Address of Beneficial Owners(1)	Amount of Shares Owned and Nature of Beneficial Ownership(2)		Percent of Shares of Common Stock Outstanding
Beneficial Owners of more than 5% of Common Stock
Service Bancorp, MHC 81 Main Street Medway, MA 02053	907,694	(3)	55.0%

Eric D. Hovde 1826 Jefferson Place NW Washington, DC 20036	83,200	(4)	5.0%

Kenneth R. Lehman and Joan Abercrombie Lehman 1408 N. Abington Street Arlington, VA 22207	187,960	(5)	11.4%

Directors, Nominees and Executive Officers
John E. Brabazon	0		0%
John J. Burns	0		0%
Paul T. Carey	10,521	(6)	0.6%
Amy M. Costello	3,746	(7)	0.3%
Richard Giusti	11,125	(8)	0.7%
Dr. John T. Hasenjaeger	4,300	(9)	0.3%
Thomas R. Howie	3,200	(10)	0.2%
Kenneth C.A. Isaacs	17,125	(11)	1.0%
Paul V. Kenney	3,200	(12)	0.2%
Stephen B. Lincoln, Jr.	0		0%
Eugene R. Liscombe	1,900	(13)	0.1%
Pamela J. Montpelier	15,249	(14)	0.9%
Lawrence E. Novick	7,125	(15)	0.4%
Dana S. Philbrook	8,267	(16)	0.5%
David L. Porter	0		0%
Eugene G. Stone	8,744	(17)	0.5%
Kelly A. Verdolino	15,975	(18)	1.0%

All Directors and Executive Officers as a Group (17 persons)	110,977	(19)	6.6%

(1)	The business address of all Directors, nominees for Directors and Executive Officers is 122 Grove Street, Franklin, MA 02038. Certain of the Company’s Executive Officers and Directors are also Executive Officers and Trustees of Service Bancorp, MHC.
(2)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), a person is deemed to be the beneficial owner of any shares of Common Stock if such person has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, including all shares held directly as well as by spouses and minor children, in trust and other forms of indirect ownership. Unless otherwise noted, the nature of beneficial ownership consists of sole voting and investment power.

(3)	The Board of Trustees of the Mutual Holding Company directs the voting of the shares of the Company’s Common Stock held by the Mutual Holding Company.
(4)	This information is based upon the Schedule 13D filed with the Securities and Exchange Commission (“SEC”) by Eric D. Hovde on May 20, 2005.
(5)	This information is based upon the Form 4 filed with the SEC by Kenneth R. Lehman and Joan Abercrombie Lehman on March 8, 2007.
(6)	Includes 1,800 shares granted under the Company’s 1999 Recognition and Retention Plan (the “Recognition Plan”) and the Company’s Amended and Restated 1999 Stock Option Plan (the “1999 Plan”), which are subject to future vesting but as to which voting may currently be directed. Also includes 2,021 shares held through the Bank’s Employee Stock Ownership Plan (“ESOP”).
(7)	Includes 1,200 shares granted under the Recognition Plan and the 1999 Plan, which are subject to future vesting but as to which voting may currently be directed. Also includes 2,516 shares held through the Bank’s ESOP and 30 shares owned jointly with Ms. Costello’s former spouse.
(8)	Includes 4,500 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days to purchase the following number of shares at the indicated exercise price: 2,500 shares at $7.50 per share and 2,000 shares at $15.05 per share.
(9)	Based on information provided by Dr. Hasenjaeger as of July 24, 2006. The Company is not aware of any changes in the director’s stock ownership since that date. Includes 1,000 shares that may be acquired at the exercise price of $7.50 per share under options that are presently exercisable or will become exercisable within 60 days.
(10)	Includes 1,000 shares that may be acquired at the exercise price of $7.50 per share under options that are presently exercisable or will become exercisable within 60 days, and 1,200 shares held through his Individual Retirement Account.
(11)	Includes 4,500 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days to purchase the following number of shares at the indicated exercise price: 2,500 shares at $7.50 per share and 2,000 shares at $15.05 per share. Mr. Isaacs’ shares include 10,500 shares owned jointly with his spouse and 2,000 shares owned by his children through trusts in which Mr. Isaacs may be deemed to have beneficial ownership but for which Mr. Isaacs disclaims beneficial ownership.
(12)	Includes 1,000 shares that may be acquired at the exercise price of $7.50 per share under options that are presently exercisable or will become exercisable within 60 days.
(13)	Includes 1,200 shares held through Mr. Liscombe’s Individual Retirement Account and 200 shares that may be acquired at the exercise price of $7.50 per share under options that are presently exercisable or will become exercisable within 60 days.
(14)	Includes 2,940 shares granted under the Recognition Plan and the 1999 Plan, which are subject to future vesting but as to which voting may currently be directed. Also includes 6,807 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days to purchase the following number of shares at the indicated exercise price: 4,000 shares at $13.70 per share and 2,807 shares at $15.05 per share. Also includes 4,218 shares held through the Bank’s ESOP.
(15)	Includes 2,000 shares that may be acquired at the exercise price of $15.05 per share.
(16)	Includes 1,200 shares granted under the Recognition Plan and the 1999 Plan, which are subject to future vesting but as to which voting may currently be directed. Also includes 4,000 shares that may be acquired at the exercise price of $15.05 per share under options that are presently exercisable or will become exercisable within 60 days. Also includes 1,467 shares held through the Bank’s ESOP.
(17)	Includes 8,244 shares held by Mr. Stone’s Individual Retirement Account.
(18)	Includes 400 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days at an exercise price of $15.05 per share. Also includes 150 shares held in the Investment Retirement Account of Ms. Verdolino’s husband in which Ms. Verdolino may be deemed to have beneficial ownership but as to which she disclaims beneficial ownership.
(19)	See notes 6-18.

PROPOSAL 1-ELECTION OF DIRECTORS

Effective as of the date of the Annual Meeting, the Company’s Board of Directors will be composed of 11 members. The Company’s articles of organization and by-laws provide that the Directors of the Company shall be divided into three classes with staggered three-year terms. Under Massachusetts law, Directors are to be allocated among the three classes equally or as nearly equally as possible. Effective as of the date of the Annual Meeting, two classes will have four Directors and one class will have three Directors. Five Directors will be elected at the Annual Meeting, four to serve for a three-year term and until his or her successor is duly elected and qualified and one to serve for a one-year term and until his successor is duly elected and qualified. The Board of Directors has nominated Kenneth C.A. Isaacs and Kelly A. Verdolino to be re-elected as Directors and John J. Burns and David L. Porter to be elected as new Directors, each to serve for a three-year term and until his or her respective successor is duly qualified and elected. In addition, the Board of Directors has nominated John E. Brabazon to be elected as a new Director, to serve for a one-year term and until his respective successor is duly qualified and elected.

It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the Annual Meeting “FOR” the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

The Board of Directors recommends that stockholders vote “FOR” the election of each of the nominees for Director named herein. In addition, it is expected that the Mutual Holding Company will vote “FOR” the election of each of the nominees for Director named herein.

Information Regarding Directors and Executive Officers

The table below sets forth certain information, as of September 7, 2007, supplied by each person who is currently a Director and will continue to be a Director following the Annual Meeting, each nominee for election as a Director, and each executive officer of the Company with respect to the person’s age, position(s) held with the Company, the year in which the person began serving as a Director of the Company and the year in which the person’s term as a Director of the Company expires.

Name	Position(s) Held With the Company	Age	Director Since	Current Term Expires
NOMINEES FOR DIRECTOR

John E. Brabazon	None	42	—	—
John J. Burns	None	50	—	—
Kenneth C.A. Isaacs	Director	54	1998	2007
David L. Porter	None	57	—	—
Kelly A. Verdolino	Director	47	1998	2007

OTHER DIRECTORS

Richard Giusti	Director	63	1998	2008
Eugene R. Liscombe	Director	61	1998	2008
Pamela J. Montpelier	President, Chief Executive Officer and Director	44	2000	2008
Paul V. Kenney	Director	44	1998	2009
Stephen B. Lincoln	Director	63	2007	2009
Lawrence E. Novick	Director	67	1998	2009

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Dana S. Philbrook	Chief Financial Officer	49	—	—
Paul T. Carey	Executive Vice President and Senior Loan Officer	47	—	—
Amy M. Costello	Executive Vice President, Retail Banking and Support Operations	34	—	—

The business experience for the past five years for each person who is currently a Director and will continue to be a Director following the Annual Meeting, each nominee for election as a Director Company’s Directors, and each executive officer is as follows:

Nominees

John E. Brabazon has served as a Corporator of the Mutual Holding Company since 2005. Mr. Brabazon has been a Vice President and US Investment Controller with John Hancock Financial Services, in Boston, Massachusetts since 2005. From 1999 to 2005, Mr. Brabazon was the Vice President and Assistant Corporate Controller at The Hanover Insurance Group in Worcester, Massachusetts. Mr. Brabazon began his career as an Audit Staff member at Ernst & Young LLP. Mr. Brabazon is a Certified Public Accountant.

John J. Burns has served as a Corporator of the Mutual Holding Company since 2002. Mr. Burns has been in the real estate development business for over 20 years. He has been the President and Treasurer of Statewide Realty Management, Inc. since March, 1988, President and Treasurer of Black Brook Realty Corp. since April, 1999, and President and Treasurer of Brierly Pond Realty Corporation since April, 2002. Mr. Burns has served as Manager of Brierly Pond Relaty Corp. since April 2002, and has served as Trustee of National Realty Trust since January, 1991 and Brierly Pond Realty Trust from April, 2002 to December, 2005. Mr. Burns is a licensed construction supervisor in the state of Massachusetts, Maine and New Hampshire. Mr. Burns has been the past Chairman of the Hopkinton Chamber of Commerce, Hopkinton Board of Assessors and the Hopkinton Education Foundation.

Kenneth C.A. Isaacs has served as a Director of the Bank and the Company since 1997. Mr. Isaacs is also a Trustee and a Corporator of the Mutual Holding Company. Mr. Isaacs is a registered investment advisor and private trustee and was a management consultant with Stress Directions, Inc. from 2000 to 2004.

David L. Porter is President of Child Engineering Corporation, a marine structures engineering consulting firm. Mr. Porter began his career at Childs Engineering in 1972, and has served as its President since 1992. Mr. Porter serves as a director of Childs Engineering Corporation and Childs Diving Corporation. Mr. Porter has overseen a wide range of commercial, industrial and transportation facilities projects. Mr. Porter is registered to practice engineering in New York, Massachusetts, Maine and Rhode Island. Mr. Porter is very active in many professional organizations including Boston Society of Civil Engineers, Boston Harbor Association and the American Society of Testing Materials.

Kelly A. Verdolino has served as a Director of the Bank since 1995 and the Company since 1998. Ms. Verdolino also serves as Clerk of the Bank and is a Trustee and a Corporator of the Mutual Holding Company. She is the Manager of Customer Service for Old Colony Foods, Inc., a specialty foods broker. Ms. Verdolino was previously employed as a Certified Public Accountant for PriceWaterhouseCoopers and has served on several town committees in Medway, Massachusetts.

Other Directors

Richard Giusti has served as a Director of the Bank since 1991 and the Company since 1998. Mr. Giusti is also a Corporator and a Trustee of the Mutual Holding Company. He was Manager of Administration and Finance at Metropolitan Machine Company from 1971 to 2001 and served as Manager – Metropolitan Accounts of New England Precision Incorporated from 2001 until his retirement in 2006. Mr. Giusti is also involved in various civic activities.

Paul V. Kenney has served as a Director of the Bank since 1992 and the Company since 1998. Mr. Kenney is also a Trustee and a Corporator of the Mutual Holding Company. He has been a partner in the law firm Kenney & Kenney of Medway, Massachusetts since 1988. Mr. Kenney is a past President of the Medway Business Council and a past President of the Western Norfolk Bar Association.

Stephen B. Lincoln has served as a Director of the Bank and the Company since January, 2007. He is also a Trustee and a Corporator of the Mutual Holding Company. He is Senior Vice President of Dean Foods Northeast LLC and Garelick Farms in Franklin, Massachusetts, where he has been employed since 1969, and has served in his current position since 2002.

Eugene R. Liscombe has served as a Director of the Bank since 1991 and the Company since 1998, and as a Trustee and a Corporator of the Mutual Holding Company. Mr. Liscombe has also served as the Acting Chairman of the Company since November 2006. He was Chairman of the Board of Directors of the Bank from 1994 to 1996. Mr. Liscombe is a Certified Public Accountant and partner in the accounting firm of Liscombe & Parrella, P.C. and was a partner in the accounting firm of Murphy, Liscombe & Edwards, P C from 1999 to 2004. He is actively involved in several civic and charitable organizations.

Pamela J. Montpelier has served as Chief Executive Officer and a Director of the Company since October 2000. She was named President of the Company in June 2000. Ms. Montpelier has also served as Chief Executive Officer and Chairperson of the Bank since October 2000, and has served as President and a Director of the Bank since June 2000. She is also a Trustee of the Mutual Holding Company. Ms. Montpelier joined the Bank in January 1991 and was previously the Bank’s Senior Vice President of Retail Banking. Ms. Montpelier has over 25 years of banking experience, in both commercial and thrift institutions. She serves on the advisory boards of local civic, arts, and health care organizations. In October 2004, Ms. Montpelier was named the fifteenth most powerful female banker in the country by U.S. Banker Magazine, and in January 2005, she was named “Businessperson of the Year” by the United Chamber of Commerce.

Lawrence E. Novick has served as a Director of the Bank since 1992 and the Company since 1998. Mr. Novick is also a Trustee and a Corporator of the Mutual Holding Company. Mr. Novick is a self-employed tax planner and preparer and also a financial services advisor and stockbroker in Holliston, Massachusetts. Mr. Novick is involved with many professional organizations and holds positions in civic and charitable organizations.

Executive Officers Who Are Not Directors

Dana S. Philbrook has served as Chief Financial Officer of the Bank and the Company since April 2002. Prior to joining the Bank, Mr. Philbrook was Treasurer for Investors Bank and Trust Company and Vice President of Finance for USTrust. Mr. Philbrook is a certified public accountant and has over 27 years of experience in banking and finance. He is also a member of the Capital Improvements Committee in the town of Hopkinton, Massachusetts.

Paul T. Carey has served as the Bank’s Executive Vice President and Senior Loan Officer since March 2005. From 2000 to 2005, Mr. Carey served as the Bank’s Senior Vice President and Senior Loan Officer. Prior to joining the Bank, Mr. Carey was Vice President for the Bank of Canton, in Canton, Massachusetts. Mr. Carey has over 23 years of banking and lending experience. Mr. Carey is a member of the Franklin Rotary Club.

Amy M. Costello has served as the Bank’s Executive Vice President, Retail Banking and Support Operations since January 2005. Ms. Costello served as the Bank’s Senior Vice President, Support Operations from May 2003 to January 2005. Ms. Costello joined the Bank in 1994 and has previously served as the Bank’s Vice President Support Operations, Assistant Vice President Retail Support, and Bank Training Officer. Ms. Costello has over 13 years of retail banking experience. Ms. Costello is also involved in several local charitable organizations.

Meetings and Committees of the Board of Directors

Board of Directors

The business of the Company’s Board of Directors is conducted through meetings of the Board of Directors and its committees. During the fiscal year ended June 30, 2007, the Board of Directors held five meetings. During the fiscal year ended June 30, 2007, no Director attended fewer than seventy-five percent (75%) of the total meetings of the Board of Directors of the Company and committees on which such Director served. The Board of Directors has determined that Directors Giusti, Isaacs, Kenney, Lincoln, Liscombe, Novick and Verdolino and nominees Brabazon, Burns and Porter are all “independent” as defined in the Marketplace Rules of the National Association of Securities Dealers (the “NASD listing standards”).

Executive Committee

As of June 30, 2007, the Executive Committee of the Board of Directors consisted of Directors Giusti, Isaacs, Kenney, Lincoln, Liscombe (Chairman), Montpelier, Novick and Verdolino. The Executive Committee is vested with the authority of the Board of Directors of the Company in matters between meetings of the Board of Directors. As such, the Executive Committee is responsible for the long-range direction and strategic planning for the Company. In addition, the Executive Committee oversees all of the other committees of the Board of Directors of the Company. The Executive Committee met one time during the fiscal year ended June 30, 2007 in addition to the five meetings of the Board of Directors listed above. The members of the Executive Committee comprise the Board of Directors of the Bank. In this capacity, the Executive Committee oversees all of the operations of the Bank. The responsibilities of the Bank’s Board of Directors include authority for loans over $1,000,000. It has been proposed that, as of October 16, 2007, the Executive Committee of the Board of Directors consist of Directors Giusti, Isaacs, Kenney, Lincoln, Liscombe (Chairman), Montpelier, Novick and Verdolino and nominees Brabazon, Burns and Porter.

Audit and Risk Management Committee

The Audit and Risk Management Committee of the Board of Directors (the “Audit Committee”) consists of Directors Liscombe, Novick (Chairman) and Verdolino, all of whom are non-employee Directors. The Audit Committee is responsible for oversight of the integrity of the Company’s financial statements, and the qualifications, independence and performance of the Company’s independent registered public accounting firm. The Audit Committee met seven times during the fiscal year ended June 30, 2007. The Board of Directors has determined that Directors Liscombe, Novick and Verdolino each meet the criteria to serve as audit committee financial experts on the Audit Committee, as defined under the federal securities laws. Director Liscombe has had 38 years of experience as a Certified Public Accountant and currently practices at Liscombe & Parrella PC, where he is a partner. Director Novick, in his capacity as a tax and financial services advisor, has had experience analyzing and evaluating financial statements of public companies, including companies having financial statements that present accounting issues that are generally comparable to the accounting issues that can reasonably be expected to be relevant to the Company’s financial statements. Director Verdolino has had several years of combined experience as a Certified Public Accountant for two nationally recognized accounting firms. Each of the members of the Audit Committee is “independent” as defined in the NASD listing standards. The Audit Committee reviews the financial statements and scope of the annual audit, monitors internal financial and accounting controls, and recommends to the Board of Directors of the Company the appointment of an independent registered public accounting firm. The Board of Directors has adopted a written charter for the Audit Committee, which was included as an appendix to the Company’s proxy statement for the 2006 Annual Meeting of Stockholders. It has been proposed that, as of October 16, 2007, the Audit Committee consist of Directors Liscombe, Novick (Chairman) and Verdolino and nominee Brabazon.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating Committee”) consists of Directors Giusti (Chairman), Kenney, Liscombe, Novick and Stone. The Nominating Committee is responsible for reviewing nominations to the Board of Directors made by the stockholders and making recommendations to the full Board of Directors regarding nominees for election to the Board of Directors. The Nominating Committee is also responsible for developing and recommending to the Board of Directors corporate governance guidelines applicable to the Company and for overseeing the evaluation of the Board of Directors and management of the Company. Each of the members of the Nominating Committee is “independent” as defined in the NASD listing standards. The Board of Directors has adopted a written charter for the Nominating Committee, which is included as Appendix A to this proxy statement. The Nominating Committee met two times during the fiscal year ended June 30, 2007. It has been proposed that, as of October 16, 2007, the Nominating Committee consist of Directors Giusti (Chairman), Kenney, Novick and Verdolino and nominees Burns and Porter.

Compensation Committee

As of June 30, 2007, the Compensation Committee of the Board of Directors consisted of Directors Giusti, Isaacs (Chairman), Liscombe and Stone, all of whom are non-employee directors and “independent” as defined in the NASD listing standards. The Compensation Committee oversees the Company’s overall compensation program, determines stock option and stock grants to the Company’s and Bank’s employees, and reviews and recommends all incentive and bonus plans. The Compensation Committee also reviews the performance of the President and Chief Executive Officer of the Company. The Board of Directors has adopted a written charter for the Compensation Committee, which is included as Appendix B to this proxy statement. Neither the Company’s Bylaws nor the Compensation Committee’s charter permit the Compensation Committee to delegate its authority to management or any other persons. The Compensation Committee met four times during fiscal year ended June 30, 2007. It has been proposed that, as of October 16, 2007, the Compensation Committee consist of Directors Giusti, Isaacs (Chairman), Lincoln and Liscombe and nominee Burns.

The Company receives survey information on salaries annually. The Company retained Thomas Warren of Thomas Warren & Associates, Inc. and Arthur Warren of Arthur Warren Associates, as compensation consultants. The consultants were engaged by the Company and provided both written and verbal presentations to the Committee. The consultants evaluated all salary levels with the Company and made recommendations for changes that were implemented. Arthur Warren also provided a review for executive-level compensation and benefit arrangements.

The Committee and the President review the proposals from the consultants, and the President calculates the survey results for companies with a similar asset size. Based on the results of the peer survey and on individual performance reviews, Ms. Montpelier recommends to the Compensation Committee the compensation for the other executive officers. The Compensation Committee considers the salaries of the executive officers based on Ms. Montpelier’s recommendation and Company-wide benefit changes. Ultimately, the full Board of Directors approves the salaries of the executive officers based on the recommendations of the Compensation Committee. Ms. Montpelier votes with the full Board of Directors on the salaries of other executive officers, but does not participate in discussions or vote on her own compensation.

In addition to the reports on salaries, in the fiscal year ended June 30, 2007, the Company obtained the Clark Consulting 2007 Board Compensation Survey Report, which contains information on survey participants’ Board Compensation, Board Evaluation, Board Education, Board Strategic Planning, Board Governance, Board Compensation Practices, Board Equity Practices, Board Benefits Practices, Committee Compensation (both chairs and members). The survey is conducted in conjunction with Connecticut Bankers Association, the Massachusetts Bankers Association and the New York Bankers Association. The consultant was selected by the Compensation Committee.

As President and Chief Executive Officer of the Company, Ms. Montpelier also provides compensation data from the Company for the peer surveys described above.

Section 16(a) Beneficial Ownership Reporting Compliance

The Common Stock is registered pursuant to Section 12(g) of the Exchange Act. The Officers and Directors of the Company and beneficial owners of 10% or more of the Common Stock (each a “10% Beneficial Owner”) are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company’s Proxy Statement of the failure of an Officer, Director or 10% Beneficial Owner to file a Form 3, 4 or 5 on a timely basis. To the Company’s knowledge, based solely on review of the copies of reports furnished to the Company, no Officer or Director failed to file ownership reports on a timely basis for the fiscal year ended June 30, 2007. To the Company’s knowledge, based solely on review of Forms 3, 4 and 5 filed by the Reporting Person, one 10% Beneficial Owner, Kenneth R. Lehman, filed two late Form 4s between June 30, 2006 and June 30, 2007, on which two Form 4s a total of three transactions were not timely reported.

Director Nomination Process

The Nominating Committee believes that it is in the best interests of the Company and its stockholders to obtain highly qualified individuals to serve on the Board of Directors. Before recommending a nominee for election to the Board of Directors, the Nominating Committee must be satisfied that the nominee meets certain minimum qualifications set forth in its charter, including a strong record of integrity and ethical conduct, a record of accomplishment at a strategic or policy level with an organization of high standing that is relevant to the Company’s business, and a willingness and ability to represent all stockholders of the Company. The Nominating

Committee’s charter also specifies that the nominee must be under 72 years of age during his term. A copy of the Nominating Committee’s charter is not currently available on the Company’s website, but was included as an appendix to the Company’s proxy statement filed with the SEC on September 23, 2004 in connection with the 2004 Annual Meeting of Stockholders.

The Nominating Committee will also recommend that the Board select nominees to help ensure that a majority of the Board of Directors meets the independence standards established by the Board, that each of the

Audit, Compensation and Nominating Committees are comprised entirely of independent directors, and that at least one member of the Audit Committee qualifies as an audit committee financial expert, as defined under the federal securities laws. In addition to the minimum qualifications and other criteria for Board membership approved by the Board of Directors from time to time, the Nominating Committee will consider all facts and circumstances that it deems appropriate or advisable when recommending that the Board of Directors select nominees for director.

The Nominating Committee will identify candidates for election to the Board of Directors through any or all of the following sources: non-employee directors, the Chief Executive Officer and other executive officers of the Company, third-party search firms, or any other source it deems appropriate. Nominee Porter was recommended by a current non-employee Director. Nominees Brabazon and Burns are existing corporators of the Mutual Holding Company and were recommended by the Nominating Committee. Candidates are evaluated based upon their backgrounds and interviews with members of the Nominating Committee. The Nominating Committee evaluates all proposed candidates for director in the same manner, without regard to whether the nominee has been recommended by a stockholder or otherwise. Upon identifying qualified candidates to become members of the Board of Directors, the Nominating Committee recommends that the Board of Directors nominate the candidate to be elected at the next annual meeting of the stockholders.

The Nominating Committee will consider director candidates recommended by stockholders. Stockholders who wish to recommend to the Nominating Committee candidates for election to the Board of Directors must do so in writing. The recommendation should be sent to the attention of Charlene Hebert, Executive Assistant & Officer, Service Bancorp, Inc., 122 Grove Street, Franklin, MA 02038, and must be received by the Company no less than 120 calendar days before the date that is one year after the mailing date of the Company’s proxy statement for its immediately preceding annual meeting. (In the case of the 2008 Annual Meeting, the deadline for submission of nominations is May 18, 2007.) The recommendation must include the following information: (i) the name and address of record of the stockholder making the recommendation, (ii) a representation that the stockholder is a record holder of the Company’s Common Stock, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) promulgated under the Exchange Act, (iii) the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the last five full fiscal years of the proposed candidate for director, (iv) a description of the qualifications and background of the proposed director candidate that addresses the minimum qualifications and other criteria for Board membership approved by the Board of Directors from time to time and set forth in the Nominating Committee charter, (v) a description of all arrangements or understandings between the stockholder and the proposed candidate for director, and (vi) all other information relating to the proposed candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

Communications with the Board of Directors

The Company’s stockholders may send communications to the Board of Directors or to individual members of the Board by writing to them, care of Eugene R. Liscombe, Chairman, Service Bancorp, Inc., 122 Grove Street, Franklin, MA 02038, who will forward the communication to the intended director or directors. If the stockholder wishes the communication to be confidential, then the communication should be provided in a form that will maintain confidentiality.

Attendance at Annual Meetings

The Company’s policy is to encourage attendance by all Directors at annual meetings of stockholders. All of the Directors attended last year’s annual meeting.

Extensions of Credit to or for the Benefit of Executive Officers and Directors

The Company complies with and operates in a manner consistent with legislation regulating extensions of credit to or for the benefit of its directors and executive officers, such that any such extensions of credit (i) are made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with persons unaffiliated with the Company and that do not involve more than the normal risk of repayment or present other unfavorable features, and (ii) do not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of the Bank’s capital. In addition, extensions of credit in excess of certain limits must be approved by the Bank’s Board of Directors.

Code of Ethics

The Company has adopted a Code of Ethics, as defined under the federal securities laws. The Code of Ethics applies to all directors/trustees, officers and employees of the Company, the Mutual Holding Company and the Bank. The Company filed a copy of the Code of Ethics with the SEC as Exhibit 14.1 to its Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004.

Executive Compensation

Summary Compensation Table.    The following table sets forth the cash compensation paid by the Bank as well as certain other compensation paid or accrued for services rendered in all capacities during the year ended June 30, 2007 to Pamela J. Montpelier, the Company’s President and Chief Executive Officer and the Company’s two most highly compensated executive officers other than the Ms. Montpelier, both of whom were serving as executive officers at the end of the last completed fiscal year (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(3)	All Other Compensation ($)		Total ($)
Pamela J. Montpelier President and Chief Executive Officer	2007	256,923	0	32,305	5,410	17,717	(4)	312,355
Dana S. Philbrook Chief Financial Officer	2007	139,231	0	13,094	2,887	10,350	(5)	165,562
Paul T. Carey Executive Vice President and Senior Loan Officer	2007	153,461	0	18,335	1,991	11,288	(6)	185,075

(1)	Dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R, disregarding the estimate of forfeitures related to service-based vesting conditions. There were no forfeitures related to service-based vesting conditions between June 30, 2006 and June 30, 2007. Refer to Note 2 to the financial statements in the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2007 for a further discussion of the assumptions made in the valuation.
(2)	Represents amounts recognized for awards made under the Company’s Amended and Restated 1999 Stock Option Plan.
(3)	Represents amounts recognized for awards made under the Company’s 1999 Recognition and Retention Plan.
(4)	Includes (i) $10,061 paid by the Company on behalf of Ms. Montpelier to the Company’s 401(k) Plan, (ii) premiums on life insurance policies equal to $1,471 paid by the Company on behalf of Ms. Montpelier, and (iii) $6,185 paid by the Company on Ms. Montpelier’s behalf to the Bank’s ESOP.
(5)	Includes (i) $5,569 paid by the Company on behalf of Mr. Philbrook to the Company’s 401(k) Plan, (ii) premiums on life insurance policies equal to $435 paid by the Company on behalf of Mr. Philbrook, and (iii) $4,345 paid by the Company on Mr. Philbrook’s behalf to the Bank’s ESOP.
(6)	Includes (i) $6,138 paid by the Company on behalf of Mr. Carey to the Company’s 401(k) Plan, (ii) premiums on life insurance policies equal to $435 paid by the Company on behalf of Mr. Carey, and (iii) $4,714 paid by the Company on Mr. Carey’s behalf to the Bank’s ESOP.

Employee Incentive Plan.    The Bank maintains an Employee Incentive Plan for employees of the Bank. Pursuant to the plan’s terms, the Bank President identifies employees to participate in the Employee Incentive Plan at the beginning of the fiscal year from all employees who meet certain eligibility requirements. The Bank President then recommends (1) the formula for calculating the total available bonus pool which shall be based on the Bank’s fiscal performance and (2) each employee’s participation level, to the Compensation Committee and further approved by the Board of Directors for their consideration and approval. The Bank President and Board of Directors have retained their rights to modify or discontinue the plan as may be in the best interest of the Bank. The Company did not pay a bonus to any Named Executive Officer during the fiscal year ended June 30, 2007.

Contracts with Named Executive Officers

Employment Agreement.    The Company has entered into an employment agreement with Pamela J. Montpelier, its President and Chief Executive Officer (the “Employment Agreement”). The initial term of the agreement was three years beginning on September 19, 2001, with automatic one-year renewals commencing on the second anniversary and on each anniversary thereafter unless written notice of termination is given 30 days prior to such date by either party. In addition to her base salary, Ms. Montpelier is eligible to participate in any incentive and benefit plans or programs that the Company has in effect from time to time. Ms. Montpelier is also entitled to an automobile allowance.

The Employment Agreement provides that Ms. Montpelier’s employment may be terminated by the Company for “cause” for (1) making dishonest material statements concerning the Company; (2) the commission or indictment for a felony or a misdemeanor involving moral turpitude; (3) the failure to perform her duties to the reasonable satisfaction of the Board of Directors if such failure is not corrected; (4) gross negligence, willful misconduct or insubordination with respect to the Company; or (5) material breach of the obligations under the Employment Agreement. Ms. Montpelier may terminate her employment for “good reason” following (1) a substantial adverse change in her position or responsibilities; (2) a breach by the Company of any material obligations under the Employment Agreement; (3) an involuntary relocation of the office at which she is principally employed to a location more than 50 miles from such office; or (4) a reduction in her salary, which reduction is not applicable to all executives. Ms. Montpelier may also terminate her employment by giving 60 days notice to the Board of Directors, and the Board of Directors may terminate Ms. Montpelier’s employment at any time by a vote to that effect.

If Ms. Montpelier’s employment is terminated by the Company without “cause” or by Ms. Montpelier for “good reason,” then she is entitled to the continuation of her base salary and group health plan benefits for two years. If Ms. Montpelier’s employment is terminated by the Company without “cause” or by Ms. Montpelier for “good reason” during the 11-month period following a “change in control” (as defined in the Employment Agreement), or if Ms. Montpelier terminates her employment for any reason during the twelfth month following a “change in control,” then she is entitled to receive a lump sum payment equal to 2.99 times the average of her previous five years’ compensation, in lieu of the salary continuation described above.

The Employment Agreement prohibits Ms. Montpelier during the term of the agreement and for the longer of one year or any salary continuation period thereafter from (1) engaging or assisting in any way a “competing business” (as defined in the Employment Agreement); (2) recruiting or soliciting any employees of the Company or the Bank; or (3) soliciting any customer or supplier of the Company or the Bank.

The Company has not entered into employment agreements with any of its other Named Executive Officers.

Supplemental Retirement Agreement.    The Company maintains a supplemental retirement agreement with Ms. Montpelier (the “Supplemental Retirement Agreement”). Under this agreement, if Ms. Montpelier remains employed by the Company until age 60, she will be entitled to a retirement benefit paid in monthly installments for a term of 15 years. The annual amount of the retirement benefit is equal to 70% of her highest annual base salary, minus the sum of half of her annual social security retirement benefit (starting at age 62) and the total of the matching and profit sharing contributions made to the Bank’s 401(k) Plan on her behalf (calculated as a single life annuity). The amount of the retirement benefit increases by 0.0194% for each month that Ms. Montpelier remains employed by the Company beyond age 60.

In the event of Ms. Montpelier’s death prior to her retirement, or if Ms. Montpelier’s employment is terminated without “cause” (as defined in the Supplemental Retirement Agreement) prior to a “change in control” (as defined in the Supplemental Retirement Agreement), or if Ms. Montpelier terminates her employment without “good reason” (as defined in the Supplemental Retirement Agreement), then Ms. Montpelier (or in the event of her death her beneficiaries) will be entitled to the portion of her retirement benefit that has accrued through the date her employment terminates paid in monthly installments for a term of 15 years. The full amount of Ms. Montpelier’s retirement benefit accrues annually over a period of 15 years beginning in October 2000. In the event that Ms. Montpelier becomes disabled so that she is no longer able to perform her duties, or if Ms. Montpelier’s employment is terminated after a change in control, or if Ms. Montpelier terminates her employment for good reason, she shall be entitled to her full retirement benefit, regardless of her length of employment. If Ms. Montpelier’s employment is terminated by the Company for “cause,” she will forfeit the entire benefit under the Supplemental Retirement Agreement.

Ms. Montpelier will begin to receive her retirement benefit upon termination of her employment by the Company without cause or upon her termination of her employment with good reason. Ms. Montpelier will begin to receive her retirement benefit at age 60 if she terminates her employment without good reason or if she becomes permanently disabled. Ms. Montpelier’s beneficiaries will begin to receive her retirement benefit (or her remaining retirement benefit, as the case may be) upon her death. In addition, if Ms. Montpelier violates the terms of the Supplemental Retirement Agreement’s non-disclosure provision, the Company may stop making payments to her under the Supplemental Retirement Agreement.

The Company has not entered into supplemental retirements agreements with any other Named Executive Officer.

Other Agreements.    Other than the employment agreements with Ms. Montpelier described above, the Company has not entered into any agreements providing for payments to with any Named Executive Officer upon his or her resignation, retirement or other termination or in connection with a change in control of the Company.

Equity Awards

The Company did not grant any stock options to any Named Executive Officer during the fiscal year ended June 30, 2007.

Outstanding Equity Awards at Fiscal Year-End Table.    The following table sets forth information concerning unexercised options, stock that has not vested, and equity incentive plan awards for each Named Executive Officer outstanding as of June 30, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Pamela J. Montpelier	4,000	—	13.70	1/15/2012	—		—
Pamela J. Montpelier	2,807	—	15.05	12/17/2012	—		—
Pamela J. Montpelier	—	—	—	—	540	(1)	16,740
Pamela J. Montpelier	—	—	—	—	2,400	(1)	74,400
Dana S. Philbrook	4,000	—	15.05	12/17/2012	—		—
Dana S. Philbrook	—	—	—	—	1,200	(1)	37,200
Paul T. Carey	1,500	—	9.75	5/8/2011	—		—
Paul T. Carey	1,500	—	13.70	1/15/2012	—		—
Paul T. Carey	1,000	—	15.05	12/17/2012	—		—
Paul T. Carey	—	—	—	—	1,800	(1)	55,800

(1)	Vests in three equal installments on January 1, 2008, 2009 and 2010.

Stock Benefit Plans.    The Company’s Amended and Restated 1999 Stock Option Plan permits the Company’s Board of Directors, in its discretion, to grant awards of stock options, deferred stock, restricted stock, unrestricted stock, performance share awards, and stock appreciation rights. As of June 30, 2007, 38,497 shares are reserved for issuance upon the exercise of options currently outstanding, and 42,106 shares remain available under the Amended and Restated 1999 Stock Option Plan. The Company’s 1999 Recognition and Retention Plan provides for the issuance of 40,247 shares of the Common Stock all of which had been granted as of June 30, 2007, such that no shares remain available for issuance under the Recognition Plan.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of June 30, 2007 regarding shares of Common Stock of the Company that may be issued under the Company’s existing equity compensation plans, including the Company’s Amended and Restated 1999 Stock Option Plan and the 1999 Recognition and Retention Plan.

EQUITY COMPENSATION PLAN INFORMATION
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(2)	38,497	$12.18	42,106
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	38,497	$12.18	42,106

(1)	Does not include any restricted stock as such shares are already reflected in the Company’s outstanding shares.
(2)	Consists of the Amended and Restated 1999 Stock Option Plan.

Compensation of Directors

The following table provides compensation information for each director who is not a named Executive Officer, for the fiscal year ended June 30, 2007.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(4)	Total ($)
Richard Giusti	21,450	956	1,444	23,850
John Hasenjaeger	3,600	0	0	3,600
Thomas R. Howie	3,600	0	0	3,600
Kenneth C. A. Isaacs	19,800	956	1,444	22,200
Paul V. Kenney	19,300	0	0	19,300
Stephen B. Lincoln, Jr.	7,400	0	0	7,400
Eugene R. Liscombe	33,050	0	0	33,050
James W. Murphy	800	0	0	800
Lawrence E. Novick	28,700	956	1,444	31,100
Michael Sheehan	10,400	0	0	10,400
Eugene G. Stone	7,100	0	0	7,100
Kelly A. Verdolino	26,300	956	1,444	28,700

(1)	Fees reported include fees for service as a Corporate and/or Trustee of the Mutual Holding Company, where applicable.
(2)	Dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R, disregarding the estimate of forfeitures related to service-based vesting conditions. 400 stock options were forfeited by Mr. Sheehan between June 30, 2006 and 2007. Refer to Note 2 to the financial statements in the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2007 for a further discussion of the assumptions made in the FAS 123R valuation.
(3)	Represents amounts recognized for awards made under the Company’s Amended and Restated 1999 Stock Option Plan.
(4)	Represents amounts recognized for awards made under the Company’s 1999 Recognition and Retention Plan.

Compensation.    Non-employee Directors of the Company and non-employee Trustees of the Mutual Holding Company are paid an annual retainer of $1,500 for their service on each of the Boards. Non-employee Directors of the Bank are paid an annual retainer of $7,000 for their service on the Bank’s Board of Directors and an additional fee of $600 per meeting. Members of committees of the Boards of the Company, the Mutual Holding Company and the Bank are paid a fee of $500 per committee meeting. Members of the Company’s Audit Committee are paid an annual retainer of $3,000 and the Chairman of the Audit Committee is paid an additional annual retainer of $2,000. The Chairman of each of the Board of Directors of the Company and the Board of Trustees of the Mutual Holding Company is paid an annual retainer of $5,000, and the Secretary of each of the Board of Directors of the Company and the Board of Trustees of the Mutual Holding Company is paid an additional annual retainer of $200 per year. The Clerk of the Bank is paid an annual retainer of $500.

Directors Supplemental Retirement Plan.    In February 2000, the Bank and the Company adopted a non-qualified, unfunded deferred compensation plan for the benefit of their non-employee Directors (the “Directors Retirement Plan”). The Directors Retirement Plan provides supplemental retirement benefits to the non-employee Directors and is evidenced by individual agreements with each non-employee Director. The Directors Retirement Plan is unfunded, but the Bank has purchased life insurance policies on the non-employee Directors that are actuarially designed to offset the annual expenses associated with the Plan and to provide a complete recovery of all Plan costs. The Directors Retirement Plan and related bank-owned life insurance policies are structured so that the Plan expenses for any year are partially offset by the increase in cash surrender values of the related policies that is recognized as non-interest income during such year and all Plan costs are eventually recovered in full by the Bank from the death benefit proceeds of the related insurance contracts. The Bank is the sole owner of the insurance policies. The amount of the retirement benefit will be determined pursuant to the accrual of two accounts: (i) a pre-retirement account; and (ii) an index retirement benefit account. The pre-retirement account is a liability reserve account of the Bank and is increased or decreased each year by an amount determined by the aggregate annual after-tax income from specified life insurance contracts reduced by an “opportunity cost,” which is calculated by taking into account the Bank’s after-tax cost of funds. The index retirement benefit account is equal to the excess of the annual earnings of the insurance policies over the “opportunity cost.” Benefits from the pre-retirement account are paid in 20 equal annual installments following non-employee Director’s retirement at or after age 65 (age 60 in the case of certain non-employee Directors and age 72 for one non-employee Director). Upon retirement, a non-employee Director will receive an additional index retirement benefit until their death or, if later, the death of the Director’s spouse. Should a non-employee Director die prior to having received the entire amount of his or her pre-retirement account, the unpaid balance will be paid in a lump sum to his or her beneficiaries. While non-employee Directors are entitled to receive their benefit if they terminate service prior to their retirement date, the payment of benefits will not commence until the non-employee Director reaches retirement age. In the event a non-employee Director’s service is terminated subsequent to a change of control of the Bank or the Company, the non-employee Director will be entitled to receive benefits under the Directors Retirement Plan at his or her retirement age, as if the non-employee Director had continuously served the Bank and/or the Company until his or her retirement age. All benefits under the Directors Retirement Plan are forfeited if a non-employee Director is terminated by the Bank or the Company for cause.

Transactions with Certain Related Persons

Certain Directors and Officers of the Company and the Bank and members of their immediate family are at present, as in the past, customers of the Bank and have transactions with the Bank in the ordinary course of business. In addition, certain of the Directors are at present, as in the past, also directors, officers or stockholders of corporations or members of partnerships that are customers of the Bank and have transactions with the Bank in the ordinary course of business. Such transactions for the Directors and Officers of the Company and the Bank and their families and with such corporations and partnerships were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other features unfavorable to the Bank.

Paul V. Kenney, a Director of the Company, is a partner in Kenney & Kenney, a law firm retained by the Company during the past fiscal year. The fees paid by the Company to this firm did not exceed five percent (5%) of such firm’s gross revenue for its last full fiscal year.

Michael J. Sheehan, a Director of the Company until November 13, 2006, is a co-founder of and consultant to AimNet Solutions, Inc., a networking consulting firm retained by the Company during the past fiscal year. Mr. Sheehan is also an owner of New Horizon’s Training (formerly known as Pinnacle Training Corporation), a consulting firm retained by the Company to provide computer training services during the past year. The fees paid by the Company to each of these firms did not exceed five percent (5%) of either firm’s gross revenue for its last full fiscal year.

No other transactions, relationships or arrangements were considered by the Board of Directors in determining that the director is independent.

PROPOSAL 2-RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of the Company has approved the engagement of Wolf & Company, P.C. to be the Company’s independent registered public accounting firm for the 2008 fiscal year, subject to the ratification of the engagement by the Company’s stockholders. At the Annual Meeting, stockholders will consider and vote on the ratification of the engagement of Wolf & Company, P.C., for the Company’s fiscal year ending June 30, 2008. Wolf & Company, P.C. served as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2007. A representative of Wolf & Company, P.C. is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement if he or she so desires.

Additional Audit Information

The following table sets forth the aggregate fees billed by Wolf & Company, P.C. for each of the Company’s last two fiscal years.

	Fiscal Year 2007		Fiscal Year 2006
Audit Fees	$99,500		$101,000
Audit-Related Fees	$0		$0
Tax Fees	$21,000	(1)	$20,000	(1)
All Other Fees	$10,200	(2)	$9,193	(2)

Total Fees	$130,700		$130,193

(1)	Consists of fees billed for preparation of the Company’s federal and state income tax returns.
(2)	Consists of fees billed for procedures related to the Company’s SBERA pension plans and a review of information technology internal controls.

The Audit Committee pre-approves all auditing and non-audit services provided to the Company by the Company’s independent registered public accounting firm (except for certain de minimus non-audit services and auditing services within the scope of an approved engagement of the independent registered public accounting firm). The Audit Committee pre-approved all of the auditing and non-audit services provided to the Company by the Company’s independent registered public accounting firm in the fiscal year ended June 30, 2007.

The Board of Directors recommends that stockholders vote “FOR” the ratification of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the 2008 fiscal year. In addition, it is expected that the Mutual Holding Company will vote “FOR” the ratification of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the 2008 fiscal year.

REPORT OF THE AUDIT AND RISK MANAGEMENT COMMITTEE

The Company’s Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended June 30, 2007 with the Company’s management. The Audit Committee has discussed with Wolf & Company, P.C., the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from Wolf & Company, P.C. required by Independence Standards Board Standard No. 1 and has discussed with Wolf & Company P.C. its independence. Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-KSB for the fiscal year ended June 30, 2007.

Submitted by the Audit Committee for fiscal 2007,

LAWRENCE E. NOVICK, EUGENE R. LISCOMBE

and KELLY A. VERDOLINO

STOCKHOLDER PROPOSALS

Proposals of stockholders submitted pursuant to Exchange Act Rule 14a-8 and intended to be included in the Company’s proxy statement and form of proxy for the 2008 Annual Meeting of Stockholders must be filed with the Secretary of the Company no later than May 18, 2008. These proposals must also comply with the SEC’s proxy rules governing the form and content of proposals in order to be included in the Company’s proxy statement and form of proxy. Any such proposal should be directed to: SECRETARY, SERVICE BANCORP, INC., 122 GROVE STREET, FRANKLIN, MA 02038.

The by-laws of the Company provide that any stockholder proposal (including Director nominations) intended to be presented at the Company’s 2008 Annual Meeting must be received in writing by the Company at the address above not less than ninety (90) days before the date fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. The notice must include the stockholder’s name, record address, and number of shares owned by the stockholder, describe briefly the proposed business, the reasons for bringing the business before the Annual Meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. See “Director Nomination Process.” Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an Annual Meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

OTHER MATTERS

At the time of the preparation of this proxy material, the Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS,

Pamela J. Montpelier

President and Chief Executive Officer

Medway, Massachusetts

September 18, 2007

APPENDIX A

SERVICE BANCORP, INC.

Nominating and Corporate Governance

Committee Charter

I.    GENERAL STATEMENT OF PURPOSE

The Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating Committee”) of Service Bancorp, Inc. (the “Company”) on behalf of the Board of Directors (the “Board”) is responsible for identifying individuals qualified to become board members, consistent with criteria approved by the Board, and recommending that the Board select the director nominees for election at each annual meeting of stockholders. The Nominating Committee is also responsible for developing and recommending to the Board a set of corporate governance guidelines applicable to the Company, periodically reviewing such guidelines and recommending any changes thereto, and overseeing the evaluation of the Board and management.

II.    NOMINATING COMMITTEE COMPOSITION

The number of individuals serving on the Nominating Committee shall be fixed by the Board from time to time but shall consist of no fewer than three members, each of whom shall satisfy the independence standards established by the Board.

The members of the Nominating Committee shall be appointed annually by the Board and may be replaced or removed by the Board at any time with or without cause. Resignation or removal of the Director from the Board, for whatever reason, shall automatically constitute resignation or removal, as applicable, from this committee. Vacancies occurring, for whatever reason, may be filled by the Board. The Board shall designate one member of the Nominating Committee to serve as Chairman of the Nominating Committee.

III.    MEETINGS

The Nominating Committee shall meet at least two times per year.

IV.    NOMINATING COMMITTEE ACTIVITIES

The Nominating Committee’s purpose and responsibilities shall be to:

A.    REVIEW OF CHARTER

•	Review and reassess the adequacy of this Charter annually and submit any proposed changes to the Board for approval.

B.    ANNUAL PERFORMANCE EVALUATION OF THE NOMINATING COMMITTEE

•	Perform an annual performance evaluation of the Nominating Committee and report to the Board on the results of such evaluation.

C.    SELECTION OF NEW DIRECTORS

•

Recommend to the Board criteria for Board and committee membership, which shall include a description of any specific, minimum qualifications that the Nominating Committee believes must be met by a Nominating Committee-recommended nominee, and a description of any specific qualities or skills that the Nominating Committee believes are necessary for one or more of the Company’s directors to possess, and annually reassess the adequacy of such criteria and submit any proposed changes to the Board for approval. The current criteria for Board membership are attached to this Charter as Exhibit A.

•

Establish a policy with regard to the consideration of director candidates recommended by stockholders. The current policy is that the Nominating Committee will review, consider and evaluate any director candidate who has been recommended by securityholders in compliance with the procedures established from time to time by the Nominating Committee and set forth in this Charter.

•

Establish procedures to be followed by security holders in submitting recommendations for director candidates to the Nominating Committee. The current procedures to be followed by securityholders are set forth below:

1.	All securityholder recommendations for director candidates must be submitted to the Secretary of the Company, Charlene Hebert at 122 Grove Street, Franklin, MA 02038, who will forward all recommendations to the Nominating Committee.

2.	All securityholder recommendations for director candidates must be submitted to the Company not less than 120 calendar days before that date which is one year after the mailing date of the Company’s proxy statement for its immediately preceding annual meeting.

3.	All securityholder recommendations for director candidates must include the following information:

a.	The name and address of record of the security holder.

b.	A representation that the securityholder is a record holder of the Company’s securities, or if the security holder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934.

c.	The name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate.

d.	A description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time and set forth in this Charter.

e.	A description of all arrangements or understandings between the securityholder and the proposed director candidate.

f.	The consent of the proposed director candidate (i) to be named in the proxy statement relating to the Company’s annual meeting of stockholders and (ii) to serve as a director if elected at such annual meeting.

g.	Any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission.

•

Establish a process for identifying and evaluating nominees for the Board, including nominees recommended by securityholders. The current process for identifying and evaluating nominees for the Board is as follows:

1.	The Nominating Committee may solicit recommendations from any or all of the following sources: non-management directors, the Chief Executive Officer, other executive officers, third-party search firms, or any other source it deems appropriate.

2.	The Nominating Committee will review and evaluate the qualifications of any such proposed director candidate, and conduct inquiries it deems appropriate.

3.	The Nominating Committee will evaluate all such proposed director candidates in the same manner, with no regard to the source of the initial recommendation of such proposed director candidate.

4.	In identifying and evaluating proposed director candidates, the Nominating Committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by the Board from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence, his or her familiarity with the geographic and product markets in which the Company does business, and the needs of the Board.

•

Upon identifying individuals qualified to become members of the Board, consistent with the minimum qualifications and other criteria approved by the Board from time to time, recommend that the Board select the director nominees for election at each annual meeting of stockholders; provided that, if the Company is legally required by contract or otherwise to provide third parties with the ability to nominate individuals for election as a member of the Board (pursuant, for example, to the rights of holders of preferred stock to elect directors upon a dividend default or in accordance with shareholder agreements or management agreements), the selection and nomination of such director nominees shall be governed by such contract or other arrangement and shall not be the responsibility of the Nominating Committee.

•	Recommend that the Board select the directors for appointment to committees of the Board.

D.    CORPORATE GOVERNANCE GUIDELINES

•	Develop and recommend to the Board a set of Corporate Governance Guidelines applicable to the Company.

•	Review and reassess the adequacy of the Corporate Governance Guidelines annually and recommend proposed changes, if any, to the Board for approval.

E.    EVALUATION OF BOARD OF DIRECTORS AND MANAGEMENT

•	Oversee annual evaluations of the Board and its committees and the Company’s management for the prior fiscal year.

F.    MATTERS RELATING TO RETENTION AND TERMINATION OF SEARCH FIRMS TO IDENTIFY DIRECTOR CANDIDATES

•

Exercise sole authority to retain and terminate any search firm that is to be used by the Company to assist in identifying director candidates. The Nominating Committee shall also have sole authority to approve any such search firm’s fees and other retention terms.

V.    GENERAL

The Nominating Committee shall make regular reports to the Board concerning areas of the Nominating Committee’s responsibility.

In carrying out its responsibilities, the Nominating Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management and such experts, advisors and professionals with whom the Nominating Committee may consult. The Nominating Committee shall have the authority to request that any officer or employee of the Company, the Company’s outside legal counsel, the Company’s independent auditor or any other professional retained by the Company to render advice to the Company attend a meeting of the Nominating Committee or meet with any members of or advisors to the Nominating Committee. The Nominating Committee shall also have the authority to engage legal, accounting or other advisors to provide it with advice and information in connection with carrying out its responsibilities and shall have sole authority to approve any such advisor’s fees and other retention terms.

The Nominating Committee may perform such other functions as may be requested by the Board from time to time.

EXHIBIT A

Board Membership Criteria

The Nominating Committee believes that it is in the best interests of the Company and its stockholders to obtain highly qualified individuals to serve on the Board.

At a minimum, the Nominating Committee must be satisfied that each Nominating Committee-recommended nominee meets the following minimum qualifications:

The nominee shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders.

The nominee shall have experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing that is relevant to the Company’s business.

The nominee shall be highly accomplished in his or her respective field, with superior credentials and recognition.

The nominee shall be well regarded in the community and shall have a long-term reputation for the highest ethical and moral standards.

The nominee shall have sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve.

To the extent such nominee serves or has previously served on other boards, the nominee shall have a demonstrated history of actively contributing at board meetings.

The nominee has not reached, and during the proposed term in office will not reach, the age of seventy-two (72) years.

In addition to the minimum qualifications for each nominee set forth above, the Nominating Committee shall recommend that the Board select persons for nomination to help ensure that:

A majority of the Board shall be “independent” in accordance with the standards established by the Board.

Each of its Audit, Compensation and Nominating Committees shall be comprised entirely of independent directors.

At least one member of the Audit Committee shall have such experience, education and other qualifications necessary to qualify as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission.

Finally, in addition to any other standards the Nominating Committee may deem appropriate from time to time for the overall structure and composition of the Board, the Nominating Committee may consider the following factors when recommending that the Board select persons for nomination:

Whether the nominee has direct strategic or policymaking level experience in the financial services industry. Whether the nominee has experience serving a business, government, non-profit organization having significant operations in or near the markets in which the Company operates.

Whether the nominee, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience.

Whether the nominee lives or works within the geographic territory in which we have office locations.

Whether the nominee has the leadership and business development skills to promote the company’s long range plans.

Neither the Committee nor the Board shall be required or expected to quantify or assign relative weights to the criteria considered in selecting or evaluating any nominee to stand for election as a Director of the Company, or to be appointed to fill a vacancy on the Board.

APPENDIX B

SERVICE BANCORP, INC.

SERVICE BANCORP MHC

STRATA BANK

Compensation Committee Charter

I.    GENERAL STATEMENT OF PURPOSE

The Compensation Committee of the Board of Directors (the “Compensation Committee”) of Service Bancorp Inc. (the “Company”), on behalf of the Board of Directors (the “Board”), discharges the Board’s responsibilities relating to compensation of the Company’s directors and executives, oversees the Company’s overall compensation programs and is responsible for producing an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations. The primary objective of the Compensation Committee is to develop and implement compensation policies and plans that are appropriate for the Company in light of all relevant circumstances and which provide incentives that further the Company’s long-term strategic plan and are consistent with the culture of the Company and the overall goal of enhancing enduring stockholder value.

II.    COMPENSATION COMMITTEE COMPOSITION

The number of individuals serving on the Compensation Committee shall be fixed by the Board from time to time but shall consist of no fewer than two members, all of whom shall satisfy the independence requirements set forth in Section 303A of the New York Stock Exchange Listed Company Manual.

The members of the Compensation Committee shall be appointed annually by the Board and may be replaced or removed by the Board at any time with or without cause. Resignation or removal of a Director from the Board, for whatever reason, shall automatically constitute resignation or removal, as applicable, from this committee. Vacancies occurring, for whatever reason, may be filled by the Board. The Board shall designate one member of the Compensation Committee to serve as Chairman of the Compensation Committee.

III.    MEETINGS

The Compensation Committee generally is to meet (4) four times per year or more often if necessary year in person or by conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, with any additional meetings as deemed necessary by the Compensation Committee. A majority of the members of the Compensation Committee shall constitute a quorum for purposes of holding a meeting and the Compensation Committee may act by a vote of a majority of members present at such meeting. In lieu of a meeting, the Compensation Committee may act by unanimous written consent.

IV.    COMPENSATION COMMITTEE ACTIVITIES

The Compensation Committee’s responsibilities shall be to:

A.    REVIEW OF CHARTER

•	Review and reassess the adequacy of this Charter annually and submit any proposed changes to the Board for approval.

B.    ANNUAL REPORT ON EXECUTIVE COMPENSATION

•

Produce an annual report on executive compensation for inclusion in the Company’s proxy statement relating to its annual meeting of stockholders, in accordance with the applicable rules and regulations of the Securities and Exchange Commission, any securities exchange or automated quotation system on which the Company’s securities are traded, and any other rules and regulations applicable to the Company.

C.    ANNUAL PERFORMANCE EVALUATION OF THE COMPENSATION COMMITTEE

•	Perform an annual performance evaluation of the Compensation Committee and report to the Board on the results of such evaluation.

D.    RECOMMENDATIONS REGARDING INCENTIVE-COMPENSATION PLANS AND EQUITY- BASED PLANS

•	Review and make such recommendations to the Board as the Compensation Committee deems advisable with regard to all incentive-based compensation plans equity-based plans, and employee incentive plans.

E.    MATTERS RELATED TO COMPENSATION OF THE COMPANY’S CHIEF EXECUTIVE OFFICER

•	Review and approve the corporate goals and objectives that may be relevant to the compensation of the Company’s Chief Executive Officer (“CEO”).

•

Evaluate the CEO’s performance in light of the goals and objectives that were set for the CEO and recommend to the Board of Directors the CEO’s entire compensation arrangement and benefits based on such evaluation. In connection with determining the long-term incentive component of the CEO’s compensation, the Compensation Committee may consider the Company’s performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies and the awards given to the Company’s CEO in past years.

F.    MATTERS RELATED TO COMPENSATION OF THE OFFICERS OTHER THAN THE CHIEF EXECUTIVE OFFICER

•

Determine the compensation of all Senior Officers of the Company other than the CEO; for the purposes hereof the term “officer” has the meaning defined in Section 16 of the Securities Exchange Act of 1934, as amended, and Rule 16a-1 promulgated thereunder.

V.    ADDITIONAL COMPENSATION COMMITTEE AUTHORITY

The Compensation Committee is authorized, on behalf of the Board, to do any of the following, as the Compensation Committee deems necessary or appropriate in its discretion:

A.    MATTERS RELATED TO COMPENSATION OF THE COMPANY’S DIRECTORS AND MEMBERS OF SENIOR MANAGEMENT

•

Annually review and make recommendations to the Board with respect to the compensation of all directors and members of senior management of the Company (other than the CEO), including with respect to any incentive-compensation plans and equity-based plans.

B.    MATTERS RELATING TO RETENTION AND TERMINATION OF COMPENSATION CONSULTING FIRM OR OTHER OUTSIDE ADVISORS

•

Exercise sole authority to retain and terminate any consulting firm or other outside advisor on compensation matters that is to be used by the Company or the Compensation Committee to assist in the evaluation of director, CEO or senior executive compensation. The Compensation Committee shall also have sole authority to approve the consultant’s fees and other retention terms.

VI.    GENERAL

•

The Compensation Committee may establish and delegate authority to one or more subcommittees consisting of one or more of its members, when the Compensation Committee deems it appropriate to do so in order to carry out its responsibilities.

•	The Compensation Committee shall make regular reports to the Board concerning areas of the Compensation Committee’s responsibility.

•

In carrying out its responsibilities, the Compensation Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management and such experts, advisors and professionals with whom the Compensation Committee may consult. The Compensation Committee shall have the authority to request that any officer or employee of the Company, the Company’s outside legal counsel, the Company’s independent auditor or any other professional retained by the Company to render advice to the Company attend a meeting of the Compensation Committee or meet with any members of or advisors to the Compensation Committee. The Compensation Committee shall also have the authority to engage legal, accounting or other advisors to provide it with advice and information in connection with carrying out its responsibilities.

•	The Compensation Committee may perform such other functions as may be requested by the Board from time to time.

ADOPTED: October 28, 2003

REVOCABLE PROXY

SERVICE BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS — OCTOBER 23, 2007

The undersigned hereby appoints Pamela J. Montpelier with full powers of substitution to act as Proxy for the undersigned to vote all shares of Common Stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at The Hampton Inn, 735 Union Square, Franklin, Massachusetts, on Tuesday, October 23, 2007, at 3:00 p.m. Eastern standard time. The Proxy is authorized to cast all votes to which the undersigned is entitled as follows:

1.	The election as Directors of all nominees listed below:

☐ FOR (except as marked to the contrary below)             ☐ VOTE WITHHELD

John E. Brabazon, John J. Burns, Kenneth C.A. Isaacs, David L. Porter and Kelly A. Verdolino

(INSTRUCTIONS: To withhold your vote for one or more nominees, write the nominee’s name on the line below.)

2.	The ratification of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2008.

☐ FOR            ☐ AGAINST            ☐ ABSTAIN

The Board of Directors recommends a vote “FOR” each of the listed proposals.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said Proxy shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a Proxy Statement dated September 18, 2007, and the audited financial statements of the Company for the fiscal year ended June 30, 2007. The undersigned hereby confers upon the Proxy discretionary authority (i) to consider and act upon such matters, other than the business set forth herein, as may property come before the Annual Meeting for which the Company did not receive timely notice of the matter in accordance with the Company’s by-laws; (ii) with respect to the election of directors in the event that any of the nominees is unable or unwilling, with good cause, to serve; and (iii) with respect to such other matters upon which discretionary authority may be conferred.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS AT THE PRESENT TIME. THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

☐ Check Box if You Plan to Attend the Annual Meeting

Dated:

(Print name of Stockholder)

Signature of Stockholder

(Print name of Stockholder)

Signature of Stockholder

Note:	Please sign exactly as your name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title.

Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.